Exhibit 99.1

MERCHANTS HOLDING COMPANY

SPECIAL MEETING OF SHAREHOLDERS

[●], 201_

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Merchants Holding Company, and the accompanying Proxy Statement/Prospectus, dated [●], 201_ and revoking any Proxy heretofore given, hereby constitutes and appoints Frederick Harrold and George E. Myers, and each of them, with full power of substitution, as attorneys and proxy holders to appear and vote all of the shares of Common Stock of Merchants Holding Company, a California corporation (“Merchants”), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Merchants Holding Company, to be held at the [●], located at [●], Sacramento, California, on [●], 201_ at [●] or at any and all adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement/Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the Special Meeting or any adjournments thereof.

1.

To approve the Agreement and Plan of Merger, dated as of October 4, 2018, by and between Bank of Commerce Holdings (“BOCH”) and Merchants, under the terms of which Merchants will merge with and into BOCH.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve one or more adjournments of the Merchants special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Merchants Holding Company and the related Proxy Statement/Prospectus.

I DO ☐                                       DO NOT ☐ expect to attend the meeting.

	, 2018		, 2018
Dated		Dated

(Signature)		(Signature)

Print Name		Print Name

Email Address (optional)		Email Address (optional)

Please date this Proxy and sign your name as it appears on your stock certificates. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

2